News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS SECOND QUARTER 2021 RESULTS 36.2 Percent Growth in Net Effective Rents on Quarterly Leasing Activity In-Service Portfolio 97.9 Percent Leased 2021 Earnings and Development Guidance Increased (INDIANAPOLIS, July 28, 2021) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the second quarter of 2021. "I am happy to announce our second quarter operating results, which were highlighted by record performance for rent growth and in-service portfolio leasing percentage," said Jim Connor, Chairman and Chief Executive Officer. "We finished the quarter with our in- service portfolio 97.9 percent leased, which was the highest ever. We also recorded our highest quarterly rent growth ever on second generation leasing activity, with 36.2 percent growth in net effective rents and 19.2 percent growth on a cash basis. Growth in same- property net operating income of 5.5 percent for the quarter, compared to the second quarter of 2020, was mainly driven by rental rate growth and the expiration of free rent periods, which was especially impressive when considering that average occupancy in our same-property portfolio was 30 basis points lower than the very high level during the second quarter of 2020. As a result of our strong second quarter performance and improved outlook for the balance of the year, we are increasing our earnings guidance, along with positively adjusting guidance for several other related operational metrics." "We continued to access a variety of sources of capital to fund our increasing development pipeline," stated Mark Denien, Executive Vice President and Chief Financial Officer. "We generated $156 million of net cash proceeds through our ATM program and $183 million of proceeds from building sales during the second quarter. Additionally, we pre-funded further development activities by generating an additional $431 million of net cash proceeds from building sales and joint venture contributions completed during July, which includes our share of joint venture financing proceeds." Exhibit 99.1

Quarterly Highlights • A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by Nareit, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $0.47 per diluted share for the second quarter of 2021, compared to $0.11 per diluted share for the second quarter of 2020. Net income per diluted share for the quarter increased from the second quarter of 2020 due to higher gains on property sales, overall improved operating results and lower losses on debt extinguishment. • FFO, as defined by Nareit, was $0.43 per diluted share for the second quarter of 2021, compared to $0.33 per diluted share for the second quarter of 2020. The increased FFO, as defined by Nareit, was primarily driven by improved in-service occupancy, rental rate growth, new developments being leased and lower losses on debt extinguishment. • Core FFO was $0.44 per diluted share for the second quarter of 2021, compared to $0.38 per diluted share for the second quarter of 2020. The increased Core FFO per diluted share was primarily driven by improved occupancy, rental rate growth and new developments being leased. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 98.2 percent leased at June 30, 2021 compared to 98.1 percent leased at March 31, 2021 and 97.3 percent leased at June 30, 2020. – The company's total in-service portfolio was 97.9 percent leased at June 30, 2021 compared to 97.6 percent leased at March 31, 2021 and 96.7 percent leased at June 30, 2020. – The company's total portfolio, including properties under development, was 94.6 percent leased at June 30, 2021 compared to 95.5 percent leased at March 31, 2021 and 95.3 percent leased at June 30, 2020. – Tenant retention was 77.5 percent for the three months ended June 30, 2021 and 93.9 percent after considering immediate backfills. – Same-property net operating income growth was 5.5 percent and 6.2 percent for the three and six month periods ended June 30, 2021 compared to the same periods in 2020. Same-property net operating income growth for the quarter was primarily due to rental rate growth and the expiration of free rent Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 2 of 9

periods, partially offset by a 30 basis point decrease in occupancy within our same-property portfolio. – Total leasing activity was 7.6 million square feet for the quarter. – Overall cash and annualized net effective rent growth on new and renewal leases was 19.2 percent and 36.2 percent, respectively, for the quarter. • Capital transactions included: – Five new speculative development projects with expected costs of $197 million started during the quarter; – Income producing real estate acquisitions totaling $260 million for the quarter; – Building dispositions totaling $183 million for the quarter; – Extinguishment of $84 million of unsecured notes that bore interest at a 3.93 percent effective rate and were scheduled to mature in October 2022; – Issuance of 3.4 million shares during the quarter, generating $156 million of net proceeds, under the company's ATM program at an average price of $46.35 per share. Real Estate Investment Activity “We started five speculative projects, with expected costs of $197 million, during the second quarter and our development projects under construction were 49 percent leased at June 30, 2021, including these second quarter speculative development starts," said Mr. Connor. "Our track record for leasing speculative developments has been impressive, as evidenced by the fact that we have leased 10 out of our last 12 speculative developments in Southern California prior to, or immediately after, being placed in service. Another very recent success is the 582,000 square foot building that we started on a speculative basis in Columbus early in the second quarter, for which we signed a full-building lease in July. The leasing prospects for our other second quarter speculative starts are very strong. As of June 30, 2021, 97 percent of our undeveloped land inventory was concentrated in coastal Tier One markets, where most of our future speculative developments will take place. To continue to replenish our land inventory in coastal markets and maintain our pace of development we have several additional sites under contract and in various stages of due diligence and permitting. During the quarter, we acquired a 766,000 square foot property in Southern California as well as a 38 acre container storage yard in Northern New Jersey. The Southern California building is a unique, big box asset with extra trailer parking and is near the Ontario airport in the Inland Empire West submarket. The property in Northern New Jersey is within one Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 3 of 9

mile of the ports of New York and New Jersey. Both properties have leases in place that are significantly below market, providing future rental growth opportunities. As separately announced yesterday, we created a new joint venture with CBRE Global Investors, to which we will contribute certain identified single tenant properties, which are leased to Amazon, in three tranches. The closing of the first tranche of properties contributed to this joint venture took place earlier this week and generated net cash proceeds of $141 million, which includes our share of joint venture financing proceeds. The second tranche will consist of two buildings and one trailer storage lot in Baltimore and is expected to close by the end of the third quarter. The third tranche, which we expect to close early next year, will consist of three properties in South Florida, Eastern Pennsylvania and Seattle. On July 22, we closed on the sale of 14 buildings and 15 acres of undeveloped land in St. Louis, receiving net cash proceeds of $290 million. With this sale, we have completed our exit from the St. Louis market." Development The second quarter included the following development activity: Consolidated Properties • The company started four speculative development projects, with expected costs of $160 million, totaling 1.6 million square feet. These development starts included two projects in Southern California totaling 372,000 square feet; a 371,000 square foot project in Chicago and an 820,000 square foot project in Savannah. • Two projects, totaling 1.5 million square feet, were placed in service during the second quarter that were comprised of a 100 percent leased, 1.1 million square foot project in Southern California and a 100 percent leased, 415,000 square foot project in Eastern Pennsylvania. Unconsolidated Joint Venture Properties • A 582,000 square foot speculative development project was started in Columbus by a 50 percent-owned joint venture. In July 2021, a lease with a single user was signed for the entire building. Acquisitions Income producing real estate acquisitions totaled $260 million in the second quarter and included the following properties: • A 766,000 square foot, 100 percent leased property in Southern California; and • A 38 acre, 100 percent-leased, container storage yard in Northern New Jersey. Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 4 of 9

Building Dispositions Building dispositions totaled $183 million in the second quarter and included the following: Consolidated Properties • Two 100 percent leased projects in Raleigh totaling 298,000 square feet; and • An 855,000 square foot, 100 percent leased, project in St. Louis. Unconsolidated Joint Venture Properties • A 358,000 square foot, 100 percent leased, project in Columbus was sold by a 50 percent-owned joint venture. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.255 per share, or $1.02 per share on an annualized basis. The second quarter dividend will be payable on August 31, 2021 to shareholders of record on August 16, 2021. 2021 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by Nareit, and to Core FFO is included in the financial tables to this release. The company issued revised guidance for net income of $2.13 to $2.39 per diluted share, compared to the previous range of $1.86 to $2.24 per diluted share. The company issued revised guidance for FFO, as defined by Nareit, of $1.62 to $1.68 per diluted share, compared to the previous range of $1.60 to $1.70 per diluted share. "As the result of our exceptional performance thus far in 2021, we have revised our guidance in several areas," said Mr. Denien. "Our 2021 guidance for Core FFO has been revised to $1.69 to $1.73 per diluted share, compared to the previous range of $1.65 to $1.71 per diluted share. At the midpoint, this represents 12.5 percent growth over 2020. Our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share adjusted basis, has been revised to between 10.1 percent and 13.0 percent, compared to the previous range of 8.0 percent to 12.3 percent. Our increased guidance is the result of our strong leasing performance thus far, with total leasing volume of 15.1 million square feet for the first six months of the year, which is especially impressive considering our already high level of occupancy. Our expectation is for continued strong leasing activity for the remainder of the year and minimal bad debt expense and tenant defaults. Accordingly, we have also revised our guidance for the average percentage leased of our stabilized portfolio to a range of 97.8 percent to 98.6 percent, compared to the previous range of 97.2 percent to 98.6 percent, and revised our Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 5 of 9

guidance for the average percentage leased of our total in-service portfolio to a range of 97.1 percent to 97.9 percent, compared to the previous range of 96.3 percent to 97.7 percent. These factors, along with strong rental rate growth on recently executed leases, resulted in revised guidance for growth in same-property net operating income (cash basis) to between 4.75 percent and 5.25 percent, compared to the previous range of 4.1 percent to 4.9 percent. We also increased our guidance for same-property net operating income (net effective basis) to between 3.75 percent and 4.25 percent, compared to the previous range of between 3.1 percent and 3.9 percent. Our guidance for dispositions of properties has been revised to between $1.00 billion and $1.20 billion, compared to the previous range of $900 million to $1.10 billion. The increase in disposition proceeds is a result of better-than-expected pricing. We have already closed on the sale of our entire St. Louis portfolio along with closing the first tranche of properties being contributed to our newly formed 20 percent-owned joint venture. Our guidance for 2021 development starts has been revised to between $1.10 billion and $1.30 billion, compared to the previous range of $950 million to $1.15 billion, with a continuing target to maintain the pipeline at a healthy level of pre-leasing. We have increased our guidance for development starts based on leasing success thus far, our expectation of continuing to lease speculative space as well as our solid pipeline of build- to-suit prospects." Other guidance changes are as follows: • Acquisitions of properties in a range of $350 million to $550 million, concentrated on coastal in-fill markets, compared to the previous range of between $300 million and $500 million. • General and administrative expenses ranging from $61 million to $65 million, compared to the previous range of between $57 million and $61 million. More specific assumptions and components of the company's 2021 guidance will be available by 6 p.m. Eastern Time today through the Investor Relations section of the company's website. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit"). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change in Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 6 of 9

control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from Nareit’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 16 of its June 30, 2021 supplemental information. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 163 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 7 of 9

traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Second Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, July 29, 2021, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all, and the company’s ability to retain current credit ratings; (iv) the company’s ability to raise capital by selling its assets; (v) the company’s continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; (vi) changes in governmental laws and regulations, including changes that may be forthcoming as a result of the change in administration in the U.S.; (vii) the level and volatility of interest rates and foreign currency exchange rates; (viii) valuation of joint venture investments; (ix) valuation of marketable securities and other investments, including volatility in the company’s stock price and trading volume; (x) valuation of real estate and other inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; (xi) increases in operating costs; (xii) changes in the dividend policy for the company’s common stock; (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants, as well as competition for tenants and potential decreases in property occupancy; (xiv) impairment charges, (xv) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xvi) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; (xvii) the impact of the COVID-19 pandemic on our business, our tenants and the economy in general, including the measures taken by governmental authorities to address it; and (xviii) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xvii). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2020. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 8 of 9

with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195 Duke Realty Reports Second Quarter 2021 Results July 28, 2021 Page 9 of 9

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	**2021**	2020
Revenues:				
Rental and related revenue	**$ 253,971**	$ 226,374	**$ 512,150**	$ 445,129
General contractor and service fee revenue	**17,721**	12,137	**48,834**	19,751
	271,692	238,511	**560,984**	464,880
Expenses:				
Rental expenses	**18,515**	17,557	**46,645**	36,400
Real estate taxes	**41,368**	36,763	**82,538**	73,490
General contractor and other services expenses	**14,066**	10,406	**43,529**	16,974
Depreciation and amortization	**91,729**	86,704	**185,302**	172,063
	165,678	151,430	**358,014**	298,927
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**10,590**	2,396	**26,858**	4,935
Gain on sale of properties	**95,183**	—	**116,543**	8,937
Gain on land sales	**9,900**	6,070	**11,138**	6,205
Other operating expenses	**(338)**	(1,546)	**(1,483)**	(2,658)
Impairment charges	**—**	—	**—**	(5,626)
Non-incremental costs related to successful leases	**(4,027)**	(4,034)	**(6,985)**	(6,559)
General and administrative expenses	**(15,879)**	(13,606)	**(40,096)**	(35,369)
	95,429	(10,720)	**105,975**	(30,135)
Operating income	**201,443**	76,361	**308,945**	135,818
Other income (expenses):				
Interest and other income, net	**1,673**	216	**2,136**	1,611
Interest expense	**(21,072)**	(22,841)	**(43,579)**	(46,335)
Loss on debt extinguishment	**(3,938)**	(14,972)	**(4,008)**	(32,778)
Gain on involuntary conversion	**3,222**	1,283	**3,222**	1,283
Income from continuing operations, before income taxes	**181,328**	40,047	**266,716**	59,599
Income tax (expense) benefit	**(3,672)**	150	**(8,856)**	210
Income from continuing operations	**177,656**	40,197	**257,860**	59,809
Discontinued operations:				
Gain on sale of properties	**—**	23	**—**	71
Income from discontinued operations	**—**	23	**—**	71
Net income	**177,656**	40,220	**257,860**	59,880
Net income attributable to noncontrolling interests	**(1,839)**	(400)	**(2,681)**	(604)
Net income attributable to common shareholders	**$ 175,817**	$ 39,820	**$ 255,179**	$ 59,276
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.47**	$ 0.11	**$ 0.68**	$ 0.16
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.47**	$ 0.11	**$ 0.68**	$ 0.16

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) June 30, 2021 December 31, 2020 ASSETS Real estate investments: Real estate assets $ 8,693,665 $ 8,745,155 Construction in progress 913,241 695,219 Investments in and advances to unconsolidated joint ventures 122,875 131,898 Undeveloped land 335,222 291,614 10,065,003 9,863,886 Accumulated depreciation (1,612,490) (1,659,308) Net real estate investments 8,452,513 8,204,578 Real estate investments and other assets held-for-sale 435,606 67,946 Cash and cash equivalents 8,252 6,309 Accounts receivable 12,103 15,204 Straight-line rent receivable 155,124 153,943 Receivables on construction contracts, including retentions 59,285 30,583 Deferred leasing and other costs, net 330,083 329,765 Restricted cash held in escrow for like-kind exchange 2,802 47,682 Other escrow deposits and other assets 388,392 255,384 $ 9,844,160 $ 9,111,394 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 61,926 $ 64,074 Unsecured debt, net of deferred financing costs 3,387,226 3,025,977 Unsecured line of credit 265,000 295,000 3,714,152 3,385,051 Liabilities related to real estate investments held-for-sale 23,939 7,740 Construction payables and amounts due subcontractors, including retentions 128,406 62,332 Accrued real estate taxes 80,634 76,501 Accrued interest 20,726 18,363 Other liabilities 302,100 269,806 Tenant security deposits and prepaid rents 59,294 57,153 Total liabilities 4,329,251 3,876,946 Shareholders' equity: Common shares 3,780 3,733 Additional paid-in capital 5,920,931 5,723,326 Accumulated other comprehensive loss (29,789) (31,568) Distributions in excess of net income (469,076) (532,519) Total shareholders' equity 5,425,846 5,162,972 Noncontrolling interests 89,063 71,476 Total equity 5,514,909 5,234,448 $ 9,844,160 $ 9,111,394

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30,
(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 175,817**			**$ 39,820**		
Less dividends on participating securities	(365)			(356)		
Net income per common share-basic	**175,452**	**376,020**	**$ 0.47**	**39,464**	**368,836**	**$ 0.11**
Add back:						
Noncontrolling interest in earnings of unitholders	1,738	3,770		356	3,331	
Other potentially dilutive securities	365	1,831		—	406	
Net income attributable to common shareholders-diluted	**$ 177,555**	**381,621**	**$ 0.47**	**$ 39,820**	**372,573**	**$ 0.11**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 175,817**	**376,020**		**$ 39,820**	**368,836**	
Adjustments:						
Depreciation and amortization	91,729			86,704		
Depreciation, amortization and other - unconsolidated joint ventures	2,012			2,306		
Gain on sales of properties	(95,183)			(23)		
Gain on land sales	(9,900)			(6,070)		
Income tax expense (benefit) not allocable to FFO	3,672			(150)		
Gain on sales of real estate assets - unconsolidated joint ventures	(7,360)			334		
Noncontrolling interest share of adjustments	149			(744)		
Nareit FFO attributable to common shareholders - basic	**160,936**	**376,020**	**$ 0.43**	**122,177**	**368,836**	**$ 0.33**
Noncontrolling interest in income of unitholders	1,738	3,770		356	3,331	
Noncontrolling interest share of adjustments	(149)			744		
Other potentially dilutive securities		1,831			1,761	
Nareit FFO attributable to common shareholders - diluted	**$ 162,525**	**381,621**	**$ 0.43**	**$ 123,277**	**373,928**	**$ 0.33**
Gain on involuntary conversion	(3,222)			(1,283)		
Loss on debt extinguishment	3,938			14,972		
Non-incremental costs related to successful leases	4,027			4,034		
Overhead restructuring charges	—			2,063		
Core FFO attributable to common shareholders - diluted	**$ 167,268**	**381,621**	**$ 0.44**	**$ 143,063**	**373,928**	**$ 0.38**
AFFO						
Core FFO - diluted	$ 167,268	381,621	$ 0.44	$ 143,063	373,928	$ 0.38
Adjustments:						
Straight-line rental income and expense	(6,571)			(6,314)		
Amortization of above/below market rents and concessions	(2,611)			(1,540)		
Stock based compensation expense	5,625			5,387		
Noncash interest expense	2,378			2,237		
Second generation concessions	(1,355)			(86)		
Second generation tenant improvements	(4,604)			(3,039)		
Second generation leasing costs	(8,297)			(4,572)		
Building improvements	(1,814)			(481)		
AFFO - diluted	**$ 150,019**	**381,621**		**$ 134,655**	**373,928**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30,

(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 255,179**			**$ 59,276**		
Less dividends on participating securities	(735)			(712)		
Net income per common share-basic	**254,444**	**374,850**	**$ 0.68**	**58,564**	**368,513**	**$ 0.16**
Add back:						
Noncontrolling interest in earnings of unitholders	2,499	3,673		526	3,277	
Other potentially dilutive securities	735	1,811		—	407	
Net income attributable to common shareholders-diluted	**$ 257,678**	**380,334**	**$ 0.68**	**59,090**	**372,197**	**$ 0.16**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 255,179**	**374,850**		**$ 59,276**	**368,513**	
Adjustments:						
Depreciation and amortization	185,302			172,063		
Depreciation, amortization and other - unconsolidated joint ventures	4,269			4,500		
Gain on sales of properties	(116,543)			(9,008)		
Gain on land sales	(11,138)			(6,205)		
Income tax expense (benefit) not allocable to FFO	8,856			(210)		
Impairment Charges	—			5,626		
Gain on sales of real estate assets - unconsolidated joint ventures	(20,108)			308		
Noncontrolling interest share of adjustments	(492)			(1,474)		
Nareit FFO attributable to common shareholders - basic	**305,325**	**374,850**	**$ 0.81**	**224,876**	**368,513**	**$ 0.61**
Noncontrolling interest in income of unitholders	2,499	3,673		526	3,277	
Noncontrolling interest share of adjustments	492			1,474		
Other potentially dilutive securities		1,811			1,759	
Nareit FFO attributable to common shareholders - diluted	**$ 308,316**	**380,334**	**$ 0.81**	**$ 226,876**	**373,549**	**$ 0.61**
Gain on involuntary conversion	(3,222)			(1,283)		
Loss on debt extinguishment - including share of unconsolidated joint venture	4,071			32,778		
Non-incremental costs related to successful leases	6,985			6,559		
Overhead restructuring charges	—			2,063		
Core FFO attributable to common shareholders - diluted	**$ 316,150**	**380,334**	**$ 0.83**	**$ 266,993**	**373,549**	**$ 0.71**
AFFO						
Core FFO - diluted	$ 316,150	380,334	$ 0.83	$ 266,993	373,549	$ 0.71
Adjustments:						
Straight-line rental income and expense	(15,204)			(8,138)		
Amortization of above/below market rents and concessions	(5,466)			(4,098)		
Stock based compensation expense	20,004			17,599		
Noncash interest expense	4,747			4,433		
Second generation concessions	(1,636)			(336)		
Second generation tenant improvements	(8,527)			(6,388)		
Second generation leasing costs	(16,769)			(8,503)		
Building improvements	(3,118)			(893)		
AFFO - diluted	**$ 290,181**	**380,334**		**$ 260,669**	**373,549**

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended June 30, 2021 June 30, 2020 Income from continuing operations before income taxes $ 181,328 $ 40,047 Share of same property NOI from unconsolidated joint ventures 5,019 4,685 Income and expense items not allocated to segments 16,294 133,344 Earnings from service operations (3,655) (1,731) Properties not included and other adjustments (31,884) (17,915) Same property NOI - Cash Basis $ 167,102 $ 158,430 Percent Change 5.5 % Six Months Ended June 30, 2021 June 30, 2020 Income from continuing operations before income taxes $ 266,716 $ 59,599 Share of same property NOI from unconsolidated joint ventures 9,998 9,317 Income and expense items not allocated to segments 121,309 278,090 Earnings from service operations (5,305) (2,777) Properties not included and other adjustments (62,214) (32,876) Same property NOI - Cash Basis $ 330,504 $ 311,353 Percent Change 6.2 % Duke Realty Corporation and Subsidiaries Reconciliation of 2021 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 2.13 $ 2.39 Depreciation 1.01 0.97 Gains on land and property sales (1.50) (1.64) Share of joint venture adjustments (0.02) (0.04) Nareit FFO attributable to common shareholders - diluted $ 1.62 $ 1.68 Loss on debt extinguishment 0.04 0.04 Non-incremental costs related to successful leases 0.04 0.03 Other reconciling items (0.01) (0.02) Core FFO attributable to common shareholders - diluted $ 1.69 $ 1.73